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                                                                   Exhibit 10.13


                                AMENDMENT NO. 3
                                       TO
                               LA-MAN CORPORATION
           1992 STOCK OPTION AND APPRECIATION RIGHTS PLAN, AS AMENDED

     This Amendment No. 3 ("Amendment") to the La-Man Corporation 1992 Stock Option and Appreciation Rights Plan (the "Plan") is deemed effective as of August 29, 1997.

1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used in this Amendment have the meanings ascribed to them in the Plan.

2. AMENDMENT OF ARTICLE VI. Article VI of the Plan is hereby amended by deleting therefrom Section 6.4 in its entirety and substituting in lieu thereof the following:

          "Section 6.4. In the event of the death of an optionee, the option rights of such optionee under any then outstanding Non-Qualified Options shall be exercisable by the persons or persons to whom such rights pass by will, or by the laws of descent and distribution, at any time prior to the earlier of the expiration date of such option or six (6) months following the date of such optionee's death. If a person or estate acquires the right to exercise a Non-Qualified Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such option, and may require such consents and releases of taxing authorities as the Committee may deem advisable."

3.   AMENDMENT OF ARTICLE VII.  Article VII is hereby amended by deleting
Section 7.6 thereof in its entirety and inserting in lieu thereof the following:

          "Section 7.6. The holder of an option may also, at any time prior to the exercise thereof, surrender all or part of the option to the extent that such option is exercisable and receive in exchange an amount equal to the difference between the then fair market value of the shares issuable upon the exercise of the option or portion thereof surrendered and the option price payable upon the exercise of the option or portion thereof surrendered (the "Spread"). Such rights: (a) will expire no later than the expiration of the underlying option; (b) may be for no more than 100% of the Spread; (c) will be transferrable only if and when the underlying option is transferable, and under the same conditions; (d) shall be exercised only when the underlying option is eligible to be exercised; and
     (e) may be exercised only when the Spread is positive, i.e., when the market price of the Common Stock subject to the option exceeds the exercise price of the option."

     Except as amended by this Amendment, all terms and provisions of the Plan shall remain in full force and effect.

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